As filed with the Securities and Exchange Commission on May 1, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

QUOTIENT LIMITED

(Exact name of Registrant as specified in its charter)

Jersey, Channel Islands	2835	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Pentlands Science Park

Bush Loan, Penicuik, Midlothian

EH26 OPZ, United Kingdom

Tel: 011-44-0131-445-6159

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen Unger

Quotient Biodiagnostics, Inc.

301 South State Street, Suite S-204

Newtown, Pennsylvania 18940

(215) 497-7006

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alejandro E. Camacho, Esq.

Per B. Chilstrom, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

(212) 878-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Ordinary Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Ordinary Shares of no par value issuable upon exercise of the warrants	3,933,864 Ordinary Shares(2)	8.80	$34,618,003.20	$4,022.61

(1)	In accordance with Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), and as further described below, the prospectus contained herein relates to and will be used in connection with the issuance of up to 3,933,864 ordinary shares currently issuable upon the exercise of warrants at an exercise price of $8.80 per ordinary share, which is covered by the Registration Statement on Form S-1, as amended (File No. 333-194390), which was most recently declared effective on July 10, 2014.
(2)	Represents the maximum number of ordinary shares currently issuable upon the exercise of the warrants with an exercise price of $8.80 per ordinary share.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder also include such indeterminate number of ordinary shares as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions as a result of anti-dilution provisions contained in the warrants.
(4)	Pursuant to Rule 457 under the Securities Act, the filing fee does not include the registration fees, which were previously paid in the aggregate amount of $11,849.60, in connection with the registration of, among other securities, up to 4,000,000 ordinary shares issuable upon exercise of the warrants, which are being carried forward from the Registration Statement on Form S-1 (File No. 333-194390).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO 3,933,864 ORDINARY SHARES PREVIOUSLY REGISTERED PURSUANT TO A REGISTRATION STATEMENT ON FORM S-1, NO. 333-194390. A REGISTRATION FEE IN THE AMOUNT OF $11,849.60 WAS PREVIOUSLY PAID BY THE REGISTRANT IN CONNECTION WITH REGISTRATION STATEMENT NO. 333-194390. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-194390, AND SUCH AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

The information in this prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Dated May 1, 2015

3,933,864 Ordinary Shares Issuable Upon Exercise of the Warrants

of

QUOTIENT LIMITED

This prospectus relates to 3,933,864 ordinary shares, no par value, that are currently issuable upon the exercise of our warrants. The holders of the warrants must pay an exercise price of $8.80 per share to purchase the ordinary shares underlying the warrants, although we have the right, pursuant to the warrants, to lower the exercise price in our sole discretion.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “QTNT.” The last reported sale price of our ordinary shares on The NASDAQ Global Market on April 30, 2015 was $14.20 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please see the section entitled “Risk Factors” beginning on page 3 of this prospectus, as well as the sections entitled “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the year ended March 31, 2014 and beginning on page 30 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, which reports are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No Jersey regulatory consent is required in respect of this prospectus and, consequently, no consent has been sought from the Jersey Financial Services Commission in connection with this prospectus.

The date of this prospectus is             , 2015.

We have not authorized anyone to provide any information or to make any representations other than that contained in or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Do not rely upon any information or representations made outside of such sources. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer, sale or solicitation is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus and any free writing prospectus prepared by us is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since such date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit either to the registration statement of which this prospectus is a part or any document incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant made to you or for your benefit. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Our trademark portfolio includes both United States and foreign trademark registrations and pending United States and foreign trademark applications. Other trademarks or trade names referred to in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and the documents incorporated by reference herein are generally referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Certain market and industry data and forecasts included in or incorporated by reference in this prospectus were obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. We did not fund and are not otherwise affiliated with the third party sources that we cite. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we are not aware of any misstatements regarding the market or industry data presented or incorporated by reference herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Our fiscal year ends on March 31. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended March 31 of that year. For example, references to “fiscal 2014” refer to the twelve months ended March 31, 2014. Any reference to a year not preceded by “fiscal” refers to a calendar year.

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For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our ordinary shares. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Unless the context requires otherwise, references in this prospectus to “Quotient,” the “Company,” “we,” “us” and “our” refer to Quotient Limited and its consolidated subsidiaries.

Overview

We are an established, commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the development and commercialization of innovative tests for blood grouping and serological disease screening, commonly referred to as transfusion diagnostics. Blood grouping involves specific procedures performed at donor or patient testing laboratories to characterize blood, which includes antigen typing and antibody identification.

We have over 30 years experience manufacturing and supplying conventional reagent products used for blood grouping within the global transfusion diagnostics market. We are developing MosaiQTM, our proprietary technology platform, to better address the comprehensive needs of this large and established market. We believe MosaiQTM has the potential to be a transformative technology that will significantly reduce the cost of blood grouping in the donor and patient testing environments while improving patient outcomes.

We have a proven track record and significant expertise in product development, manufacturing and quality, uniquely tailored to the highly regulated transfusion diagnostics market. We have introduced a range of FDA-licensed products in the United States under the Quotient brand, which we sell directly to donor testing laboratories, hospitals, and independent testing laboratories. We have also increased our emphasis on the development, manufacture and sale of conventional reagent products to original equipment manufacturers, or OEMs, such as Ortho Clinical Diagnostics, Inc., Bio-Rad Laboratories, Inc. and Grifols S.A.

We currently derive revenue from a portfolio of products used for blood grouping, as well as whole blood controls used daily for quality assurance testing of third-party blood grouping instruments. We are developing additional conventional reagent products for our OEM customers and for sale directly in the United States under the Quotient brand.

Corporate History and Information

Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands. Our registered address is Elizabeth House, 9 Castle Street, St. Helier, JE2 3RT, Jersey, Channel Islands. Our agent for service of process is our wholly owned U.S. subsidiary, Quotient Biodiagnostics, Inc., 301 South State Street, Suite S-204, Newton, Pennsylvania 18940.

We were incorporated in Jersey, Channel Islands in 2012. Our principal executive offices are located at Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom, and our telephone number is 011-44-0131-445-6159. Our website address is www.quotientbd.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

THE OFFERING

This prospectus covers 3,933,864 ordinary shares currently issuable upon exercise of warrants by warrant holders.

Securities Offered:	3,933,864 ordinary shares currently issuable upon exercise of the warrants.

Ordinary Shares:

Number of ordinary shares outstanding before this offering(1):	17,024,975

Number of ordinary shares to be outstanding after this offering:	20,958,839, assuming all remaining warrants are exercised. There is no assurance that the warrant holders will elect to exercise any or all of the warrants.

Exercisability:	Each warrant is exercisable for 0.8 of one ordinary share.

Exercise Price:	$8.80 per whole ordinary share, or such other lower price as we may establish pursuant to the warrants, which allow us to lower the exercise price in our sole discretion.

Exercise Period:	The warrants are exercisable during the period that commenced on July 24, 2014 and ends at 5:30 p.m. on October 25, 2015.

Use of Proceeds:	We plan to use any proceeds received from the exercise of warrants and issuance of ordinary shares covered by this prospectus to continue the development of MosaiQTM, as described elsewhere in this prospectus and the documents incorporated by reference herein, as well as for working capital, operating expenses and other general corporate purposes. There is no assurance that warrant holders will exercise any or all of the warrants, or that we will receive any proceeds.

Listing:	Our ordinary shares and warrants are listed on NASDAQ under the symbols “QTNT” and “QTNTW,” respectively.

Risk Factors:	Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please see the section entitled “Risk Factors” beginning on page 5 of this prospectus, as well as the sections entitled “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the year ended March 31, 2014 and beginning on page 30 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, which reports are incorporated by reference in this prospectus.
(1)	As of April 30, 2015.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors described in the sections “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, which are incorporated herein by reference, in addition to the factors set forth below and other information contained in or incorporated by reference in this prospectus or in any prospectus supplement or post-effective amendment, if required, before purchasing any of our ordinary shares. Any of these risks could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations.

Management will have broad discretion as to the use of the proceeds received from the exercise of warrants and issuance of ordinary shares, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds received from the exercise of warrants and issuance of ordinary shares and could use them for purposes other than those currently contemplated. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See “Use of Proceeds” for a description of our management’s intended use of the proceeds received from the exercise of warrants and issuance of ordinary shares.

You may incur immediate and substantial dilution as a result of this offering.

Investors purchasing ordinary shares in this offering upon exercise of our warrants may, depending on the net tangible book value per share of our ordinary shares after exercise, incur immediate and substantial dilution. See “Dilution.” Moreover, we have issued other warrants to purchase ordinary shares, as well as options to acquire ordinary shares, including warrants and options with exercise prices significantly below the $8.80 exercise price of the warrants to which this offering relates. Based on the outstanding warrants (excluding the warrants to which this offering relates) and options as of December 31, 2014, there will be 914,000 ordinary shares subject to outstanding warrants at a weighted average exercise price of $0.67 and 1,329,659 ordinary shares subject to outstanding options at a weighted exercise price of $5.17. To the extent that these warrants or options are ultimately exercised, you will incur further dilution.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions, and include estimates and projections. Forward-looking statements can be identified by words such as “strategy,” “objective,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “might,” “design” and other similar expressions, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain, and are subject to numerous known and unknown risks and uncertainties.

Forward-looking statements include statements about:

•	the development, regulatory approval and commercialization of MosaiQTM;

•	the design of blood grouping and disease screening capabilities of MosaiQTM and the benefits of MosaiQTM for both customers and patients;

•	future demand for and customer adoption of MosaiQTM, the factors that we believe will drive such demand and our ability to address such demand;

•	our expected profit margins for MosaiQ™;

•	the size of the market for MosaiQ™;

•	the regulation of MosaiQTM by the U.S. Food and Drug Administration, or the FDA, or other regulatory bodies, or any unanticipated regulatory changes or scrutiny by such regulators;

•	future plans for our conventional reagent products;

•	the status of our future relationships with customers, suppliers, and regulators relating to our conventional reagent products;

•	future demand for our conventional reagent products and our ability to meet such demand;

•	our ability to manage the risks associated with international operations;

•	anticipated changes, trends and challenges in our business and the transfusion diagnostics market;

•	the effects of competition;

•	the expected outcome or impact of pending or threatened litigation;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding our capital requirements and capital expenditures, including our expenditures associated with the ongoing development of MosaiQTM and the expected cost of a new expanded manufacturing facility in Edinburgh, Scotland;

•	our anticipated cash needs, our expected sources of funding and our ability to obtain expected funding; and

•	our plans for executive and director compensation for the future.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. The inclusion of forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations that we contemplate will be achieved. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include those identified under the heading “Risk Factors” in this prospectus and the factors referenced in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014, September 30, 2014, and December 31, 2014, which are incorporated by reference herein, including those set forth under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” therein. These factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements included in and incorporated by reference in this prospectus.

Many important factors, in addition to the factors described in this prospectus and the documents incorporated by reference herein, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus, the documents that we have incorporated by reference herein and the documents that we have filed as exhibits to either the registration statement of which this prospectus is a part or any document incorporated by reference herein, as well as any prospectus supplement or post-effective amendment, if required, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

The forward-looking statements in this prospectus and the documents incorporated by reference herein represent our views as of the date of this prospectus or such document, as applicable. We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We plan to use any proceeds received from the exercise of warrants and issuance of ordinary shares covered by this prospectus to continue the development of MosaiQTM, as described elsewhere in this prospectus and the documents incorporated by reference herein, as well as for working capital, operating expenses and other general corporate purposes. There is no assurance that warrant holders will exercise any or all of the warrants, or that we will receive any proceeds.

DILUTION

We are offering up to 3,933,864 ordinary shares issuable upon exercise of warrants, at an exercise price of $8.80 per ordinary share. If you exercise warrants and invest in our ordinary shares, your interest may be diluted to the extent of the difference between the exercise price per share and the net tangible book value per share of our ordinary shares after such exercise. Dilution may occur in the event the exercise price is substantially in excess of the net tangible book value per share attributable to our existing owners.

We originally sold the warrants to which this offering relates in connection with our initial offering on April 30, 2014. We refer to these warrants below as the IPO warrants. During the period from January 1, 2015 through the date of this prospectus, 26,454 IPO warrants were exercised by the holders thereof at an aggregate exercise price of approximately $186,000 and we issued 21,161 ordinary shares in connection with such exercises. We refer to these transactions as the Recent IPO Warrant Exercises. In addition, on January 29, 2015, we sold in a private placement 444,445 newly issued ordinary shares at a price of $22.50 per share and 666,665 newly issued 7% cumulative redeemable preference shares, of no par value, at a price of $22.50 per share, for an aggregate subscription price of approximately $25.0 million. We refer to this transaction as the January Private Placement.

As of December 31, 2014, we had a pro forma net tangible book value of $6.23 million, or $0.36 per ordinary share, taking into account (1) the issuance of 21,161 ordinary shares in connection with the Recent IPO Warrant Exercises, and (2) the issuance of 444,445 ordinary shares in the January Private Placement. Without giving effect to the Recent IPO Warrant Exercises or the January Private Placement, we had historical net tangible liabilities of $7.93 million, or $0.55 per ordinary share, as of December 31, 2014. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the adjusted number of outstanding ordinary shares.

Investors purchasing ordinary shares in this offering upon exercise of our IPO warrants may, depending on the net tangible book value per share of our ordinary shares after exercise, incur immediate and substantial dilution. After giving effect to (1) the issuance of 21,161 ordinary shares in connection with the Recent IPO Warrant Exercises, (2) the issuance of 444,445 ordinary shares in the January Private Placement and (3) the issuance of 3,933,864 ordinary shares in this offering upon the full exercise of our remaining IPO warrants, at an exercise price of $8.80 per ordinary share, our pro forma as adjusted net tangible book value as of December 31, 2014 would have been $40.85 million, or $1.94 per ordinary share. This represents an immediate increase in pro forma as adjusted net tangible book value of $1.58 per share to our existing shareholders and an immediate dilution of $6.86 per share to investors purchasing shares in this offering upon the exercise of our IPO warrants.

The following table illustrates this per share dilution:

Exercise price of IPO warrants		$8.80
Historical net tangible book value per share as of December 31, 2014	$(0.55)
Increase attributable to the Recent IPO Warrant Exercise and the January Private Placement	$0.91

Pro forma net tangible book value per share as of December 31, 2014	$0.36
Increase in net tangible book value per share attributable to new investors	$1.58
Pro forma as adjusted net tangible book value per share after this offering		$1.94

Dilution per share to new investors		$0.36

The number of ordinary shares to be outstanding after this offering is based on ordinary shares outstanding as of December 31, 2014, after giving effect to the Recent IPO Warrant Exercise and the January Private Placement, and excludes the following:

•	914,000 ordinary shares issuable upon the exercise of warrants (other than the IPO warrants) outstanding as of December 31, 2014, at a weighted average exercise price of $0.67 per ordinary share;

•	1,329,659 ordinary shares issuable upon the exercise of options outstanding as of December 31, 2014, at a weighted-average exercise price of $5.17 per ordinary share; and

•	885,450 ordinary shares reserved for future grant or issuance under the 2014 Stock Incentive Plan, or 2014 Plan.

In addition, for purposes of the above presentation, we have assumed no warrants or options were issued or granted after December 31, 2014 and no outstanding warrants (other than the IPO warrants, as described above) or options were exercised after December 31, 2014.

To the extent that new options are issued under the 2014 Plan or we issue additional ordinary shares in the future, there will be further dilution to investors participating in this offering. See “Risk Factors—You will incur immediate and substantial dilution as a result of this offering.”

DESCRIPTION OF OUR SECURITIES

General

Quotient Limited was originally formed as a private limited liability, no par value company named QBDG (Newco) Limited, on January 18, 2012 under the Companies (Jersey, Channel Islands) Law 1991 (referred to below, as amended, as the “Jersey Companies Law”) with the registered number 109886. The company changed its name to Quotient Biodiagnostics Holdings Limited on January 27, 2012, and changed its name to Quotient Limited on May 10, 2013. On April 3, 2014, the company’s status was changed to a public limited liability no par value company.

The registered office of Quotient Limited is at c/o Quotient Limited, P.O. Box 1075, Elizabeth House 9 Castle Street St Helier Jersey, Channel Islands, JE2 2QP and its principal executive office is at Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom.

Authorized and Issued Share Capital

We are a no par value company, meaning that our shares do not have any nominal or par value. Our constitutional documents permit us to issue an unlimited number of shares.

The issued share capital of our company as of April 30, 2015 was 17,024,975 fully paid ordinary shares of nil par value and 666,665 fully paid 7% cumulative redeemable preference shares of nil par value.

7% Cumulative Redeemable Preference Shares

On January 30, 2015, we issued in a private placement 666,665 7% cumulative redeemable preference shares, which we refer to below as the preference shares, at a price of $22.50 per share, for an aggregate subscription price of approximately $15 million. The material terms and provisions of the preference shares, as set forth in the Statement of Rights in relation to Preference Shares in the capital of the Company, or the Statement of Rights, are summarized below. The following description is subject to, and qualified in its entirety by, the Statement of Rights, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 30, 2015, which is incorporated by reference into this prospectus. You should review a copy of the Statement of Rights for a complete description of the terms and conditions applicable to the preference shares.

Each preference share has a right to a cumulative preferential dividend of 7% per annum of the subscription price paid for that preference share on and from the date of issue of such preference share to (but excluding) the date of redemption of such preference share, or the Preferential Dividend. The Preferential Dividend accrues quarterly and is payable in connection with the redemption of the preference shares. We have the right (but are under no obligation) to make payments from time to time of some or all of the then accrued but unpaid Preferential Dividend balance, and will not declare or pay dividends or make any other distributions of income or profits to the holders of our ordinary shares for so long as any accrued Preferential Dividend remains accrued but unpaid.

The holders of the preference shares have the right to require us to redeem the preference shares after four years, or the Holder Redemption Trigger Date, subject to our right to extend the Holder Redemption Trigger Date in one year increments up to a maximum of ten years from the issue date. We have the right to redeem all or some of the preference shares at any time. The preference shares are subject to automatic redemption upon a Change of Control of our company as defined in the Statement of Rights. On the redemption of the preference shares, we will first pay the amount of the accrued Preferential Dividend and then the redemption price per preference share, which is equal to the subscription price paid therefor.

On a winding-up or liquidation of our company, the preference shares will rank pari passu with our ordinary shares with respect to the repayment of amounts paid up thereon. Immediately prior to a winding-up or liquidation of our company, all accrued and unpaid Preferential Dividends in respect of the preference shares will be capitalized into new preference shares on the basis of one new preference share for each whole $22.50 of Preferential Dividend accrued.

The holders of the preference shares are subject to certain transfer restrictions and also have certain other rights described in the Statement of Rights.

Warrants Sold in Initial Public Offering

The material terms and provisions of the warrants sold in our initial public offering are summarized below. For purposes of this description, we refer to these warrants as our IPO warrants. The following description is subject to, and qualified in its entirety by, the form of ordinary share purchase warrant, which is filed as an exhibit to our registration statement on Form S-1 filed with the SEC on April 23, 2014, and incorporated by reference into the registration statement of which this prospectus is a part. You should review a copy of the form of ordinary share purchase warrant for a complete description of the terms and conditions applicable to the IPO warrants.

Term. The IPO warrants are exercisable during the period beginning on July 24, 2014 and ending at 5:30 P.M. on October 25, 2015. The term can also be extended by us at our sole discretion.

Anti-Dilution Protection. The IPO warrants contain full ratchet anti-dilution protection upon the issuance of any ordinary shares, securities convertible into ordinary shares or certain other issuances at a price below the then-existing exercise price of the IPO warrants, with certain exceptions. The terms of the IPO warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Exercise Price. The exercise price of the IPO warrants is $8.80 per whole ordinary share. The exercise price is subject to adjustment in the event of certain share dividends and distributions, share splits, share combinations, share issuances, reclassifications or similar events affecting our ordinary shares, as well as the anti-dilution protection described above. The exercise price can also be lowered by us at our sole discretion.

Exercisability. Holders may exercise the IPO warrants beginning on July 24, 2014 and at any time during the applicable term of the IPO warrants. The IPO warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in cash for the number of our ordinary shares purchased upon such exercise.

Buy-In. In addition to any other rights available to the warrant holder, if we fail to deliver ordinary shares underlying IPO warrants in accordance with their terms of exercise, and if the warrant holder is required to purchase, or the warrant holder’s brokerage firm otherwise purchases, ordinary shares to deliver in satisfaction of a sale by the warrant holder of ordinary shares which the warrant holder anticipated receiving upon such exercise, then we shall, at the holder’s request and discretion, either (i) pay cash to the warrant holder in an amount equal to the warrant holder’s total purchase price (including brokerage commissions, if any) for the ordinary shares so purchased (the “Buy-In Price”), or (ii) promptly deliver ordinary shares and pay cash to the warrant holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ordinary shares, times (B) the VWAP on the date of exercise, as defined in the ordinary share purchase warrant.

No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the IPO warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the IPO warrant or round up to the next whole share.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the IPO warrants, the IPO warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Authorized Shares. During the period the IPO warrants are outstanding, we will reserve from our authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of ordinary shares underlying the IPO warrants upon the exercise of the IPO warrants.

Exchange Listing. The IPO warrants are listed for trading on NASDAQ under the symbol “QTNTW.”

Fundamental Transactions. In the event of any fundamental transaction, as described in the IPO warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of an IPO warrant the holder shall have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of share capital or common stock of the successor or acquiring corporation or of Quotient, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the IPO warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction other than one in which a successor entity that is a publicly traded corporation whose share capital or stock is quoted or listed for trading on an eligible market assumes the IPO warrants such that the IPO warrants shall be exercisable for the publicly traded shares or common stock of such successor entity, we or our successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the fundamental transaction, purchase the IPO warrant from the holder by paying an amount of cash equal to the value of the remaining unexercised portion of the IPO warrant on the date of the consummation of such fundamental transaction, as determined by the Black Scholes option pricing model.

Right as a Shareholder. Except as otherwise provided in the IPO warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the IPO warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their IPO warrants.

Waivers and Amendments. Any term of the IPO warrants issued in our initial public offering may be amended or waived with our written consent and the written consent of holders representing 66 2/3% of the ordinary shares issuable upon exercise of the IPO warrants then outstanding. The foregoing notwithstanding, we may extend the termination date and reduce the exercise price without the consent of the holders.

Enforceability of Rights by Holders of IPO Warrants. Continental Stock Transfer & Trust Co., or the warrant agent, will act solely as our agent under the warrant agent agreement described below and will not assume any obligation or relationship of agency or trust with any holder of any warrant. The warrant agent will have no duty or responsibility in case of any default by us under the IPO warrants, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of an IPO warrant may, without the consent of the warrant agent or the holder of any other IPO warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its IPO warrants.

Registration of Ordinary Shares. No IPO warrants will be exercisable unless at the time of exercise a registration statement under the Securities Act with respect to the ordinary shares issuable upon exercise of the IPO warrants is effective, a prospectus relating to ordinary shares issuable upon exercise of the IPO warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state or other jurisdiction of residence of the holder of the IPO warrants. Under the terms of the IPO warrants, we have agreed to meet these conditions by using our best efforts to maintain an effective registration statement and ensure a current prospectus relating to the ordinary shares issuable upon exercise of the IPO warrants until the termination date of the IPO warrants, and to use our best efforts to register such ordinary shares under the securities laws of the state or other jurisdiction of residence of the holders in the event an exemption is not available. However, we cannot assure you that we will be able to do so, and if we do not maintain an effective registration statement or current prospectus related to the ordinary shares issuable upon exercise of the IPO warrants, we may not be able to settle any such warrant exercise. In no event will we be required to net cash settle or cash settle any warrant exercise, subject to the buy-in rights described above. If we are unable to comply with our obligation to maintain an effective registration statement or current prospectus related to the ordinary shares issuable upon exercise of the IPO warrants, the IPO warrants may have no value, the market for the IPO warrants may be limited and the IPO warrants may expire worthless.

Warrant Agent Agreement. On May 23, 2014, we entered into a warrant agreement with Continental Stock Transfer & Trust Co. to act as agent for the IPO warrants. A holder of IPO warrants may exercise them by delivering to the warrant agent at its corporate trust department located at 17 Battery Place, 8th Floor, New York, New York 10004 a duly executed notice of exercise form, paying to the warrant agent the applicable aggregate exercise price by wire transfer or cashier’s check drawn on a U.S. bank and, to the extent required, surrendering to the warrant agent such IPO warrants for cancellation within the applicable time periods provided for in the IPO warrants.

Pre-Funded Warrants Sold in the November Private Placement

On November 26, 2014, we issued 2,000,000 newly issued ordinary shares at a price of $9.50 per share and 850,000 newly issued pre-funded warrants at a price of $9.49 per warrant in a private placement. The material terms and provisions of the pre-funded warrants sold in this private placement are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 26, 2014, which is incorporated by reference into this prospectus. You should review a copy of the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

Term. The pre-funded warrants are exercisable at the option of the holder on any business day not later than 5:00 P.M., New York time, on or after December 1, 2014 and on or before December 1, 2017.

Exercise Price. The pre-funded warrants provide for an exercise price of $0.01 per share.

Exercise Limitations. A pre-funded warrant holder will not have the right to exercise any portion of the pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

Anti-Dilution Protection. The exercise price of the pre-funded warrants, and in some cases the number of shares issuable upon exercise of the pre-funded warrants, will be subject to adjustment in the event of share splits, share dividends, combinations, rights offerings and similar events affecting our ordinary shares.

Exercisability. The pre-funded warrant holders must deliver an executed exercise notice, surrender the pre-funded warrants if required, and surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the pre-funded warrants.

Buy-in. In addition to any other rights available to the holder, if we fail to cause our transfer agent to transmit to the holder warrant shares in accordance with the terms of the pre-funded warrants, and if the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, ordinary shares to deliver in satisfaction of a sale by the holder of the warrant shares which the holder anticipated receiving upon such exercise, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the ordinary shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that we were required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the pre-funded warrants and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of ordinary shares that would have been issued had we timely complied with our exercise and delivery obligations hereunder.

No Fractional Shares. No fractional ordinary shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Transferability. The pre-funded warrants may be transferred only pursuant to a registration statement filed under the Securities Act, or an exemption from such registration. Subject to such restrictions and subject to compliance with the applicable laws of Jersey, Channel Islands, we shall transfer the pre-funded warrants from time to time upon the books to be maintained by us for that purpose, upon surrender for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as we may reasonably require to establish that such transfer is being made in accordance with the terms of the pre-funded warrants, and a new pre-funded warrant shall be issued to the transferee and we shall cancel the surrendered pre-funded warrant.

Exchange listing We do not intend to list the pre-funded warrants on any securities exchange or automated quotation system.

Fundamental Transactions. In the event (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation and we are not the surviving corporation, or if (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, or (iii) any, direct or indirect, purchase offer, tender offer or exchange offer whether by us or another entity is completed pursuant to which holders of ordinary shares are permitted to sell, tender or exchange their shares for other securities, cash or property and such has been accepted by the holders of 50% or more of the outstanding ordinary shares, or (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the ordinary shares or any compulsory share exchange pursuant to which the ordinary shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group of persons acquires more than 50% of the outstanding ordinary shares (not including any ordinary shares held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), then following such event, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the pre-funded warrants.

Amendment. The pre-funded warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the holder.

Memorandum and Articles of Association

Public limited companies formed under the laws of Jersey are governed in general by two organizational documents, a Memorandum of Association and Articles of Association. The Memorandum of Association sets forth the basic constitutional details of the company and its authorized share capital. The Articles of Association set forth other general corporate matters, including the rights of shareholders and provisions concerning shareholder and director meetings and directors’ terms and fees. The full text of both our Memorandum of Association and Articles of Association are exhibits to this registration statement and are also available at our website, www.quotientbd.com. Information contained on our website or that is accessible through it is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, and you should not rely on any such information in making the decision whether to purchase the ordinary shares.

Quotient Memorandum of Association

Under the Jersey Companies Law, the capacity of a Jersey company is not limited by anything contained in its Memorandum or Articles of Association. Accordingly, we are able to operate in any markets and to provide any services which are legally permissible and that the directors deem appropriate. Our Memorandum of Association permits us to issue an unlimited number of shares and warrants.

Quotient Articles of Association

Voting rights

Each shareholder (other than holders of the preference shares) is entitled to one vote on a show of hands and to one vote per share held by such shareholder on a poll. There is no cumulative voting of shares.

Shareholders are ineligible to vote (unless our board determines otherwise) if any call or other sum presently payable by the shareholder to us in connection with such shares remains unpaid.

No holder of a preference share is entitled to vote (either in person or by proxy and whether by ballot or on a show of hands) at any general meeting of the Company or be counted in determining the total number of votes which may be cast at any such meeting, or required for the purposes of an ordinary resolution or special resolution of any members or any class of members, or for the purposes of any other consent required under our Articles of

Association, except that the holders of the preference shares are entitled to receive notice of, attend and vote at any meeting of the holders of the preference shares as a class, where each holder of a preference share is entitled to vote one vote per share on a poll.

Transfer of Shares

Shareholders may transfer certificated shares through a customary share transfer form and the presentation of the applicable physical share certificate. Any of our shares purchased on NASDAQ represent only beneficial interests in the underlying aggregate certificated share position held by DTC. Transfers in “street name” through the DTC system are legally considered a transfer of the beneficial interest and are to be conducted in accordance with NASDAQ and DTC procedures.

Beneficial holders in “street name” may request at any time that actual ordinary shares in certificated form be registered in their name which would therefore accord them full rights as legal shareholders under Jersey law. A beneficial holder’s broker may obtain on such holder’s behalf shares in certificated form through Continental Stock Transfer & Trust Company, our transfer agent. However, the conversion from a beneficial interest in securities legally owned by Cede & Co., the nominee used by DTC, as holder of legal title to the securities to actual securities, and vice versa, may require both time and the payment of processing fees to our transfer agent in addition to fees that may be levied by a beneficial holder’s brokerage firm.

Our Board of Directors in its discretion may suspend the registration of transfers of shares for periods not exceeding 30 days in any year. Our Board of Directors may also decline to register transfers of shares:

•	that are not fully paid; and

•	upon which we have a lien.

If our Board of Directors declines to register a transfer of shares, we must notify the transferee within two months thereafter.

Dividends and Other Distributions

In order to be able to declare any dividends, our directors must issue a statutory solvency statement to the effect that, immediately following the date on which the dividends are proposed to be paid, the company will be able to discharge its liabilities as they fall due and, having regard to the prospects of the company and to the intentions of the directors with respect to the management of the company’s business and the amount and character of the financial resources that will in the view of the directors be available to the company, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the dividend is proposed to be paid (or until the company is dissolved on a solvent basis, if earlier).

Dividends (other than a Preferential Dividend) must be apportioned and paid pro rata according to the amounts paid on shares, unless otherwise specified in the rights attached to a specific class or classes of shares. Dividends (other than a Preferential Dividend) do not accrue interest and may, if unclaimed, be invested by our Board of Directors on our behalf until claimed. Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend or the date on which such dividend became due for payment is forfeited and becomes our property.

Our Articles of Association provide that our Board of Directors may offer our shareholders the right to receive in lieu of any cash dividend (or part thereof) that we declare on our ordinary shares, such number of our ordinary shares that are (or nearly as possible) equivalent in value to the cash dividend, based on the market price of such shares determined in accordance with our Articles of Association.

The terms of our preference shares provide that, other than the Preferential Dividend, no holder of preference shares has any right to participate in any distribution made by the Company, whether of income, profits or otherwise.

Winding Up

If we are wound up (whether the liquidation is voluntary, under supervision, or by the courts of Jersey) the liquidator (or the board, where no liquidator is appointed) may, with the authority of a special resolution of our shareholders, divide among our shareholders part or all of our assets, or transfer any part of our assets to a trustee for the benefit of our shareholders.

Changes in Capital and Allotment of Securities

We may, by special resolution of our shareholders, alter our Memorandum of Association to increase or reduce the number of shares that we are authorized to issue, to consolidate all or any of our shares (whether issued or not) into fewer shares or to divide all or any of our shares (whether issued or not) into more shares, in each case in compliance with the Jersey Companies Law.

Subject to the provisions of the Jersey Companies Law, our board has the discretion to issue authorized but unissued shares.

Variation of Class Rights

The rights attaching to any class of shares may only be altered by written consent of holders of not less than two-thirds in number of the issued shares of that class, or by special resolution of the relevant class passed at a class shareholder meeting by the holders of not less than two-thirds in number of the issued shares of that class being voted in person or by proxy at such meeting.

Change in Control

There are no provisions in our Articles of Association which would have an effect of delaying, deferring or preventing a change in our control.

General Meetings

An annual general meeting and any other shareholders’ meeting (whether convened for the passing of an ordinary or a special resolution of our shareholders) shall be called by at least 14 clear days’ notice given to our shareholders, directors and our auditors.

Borrowing Powers

Our Board of Directors has the full authority to authorize our entry into agreements to borrow money, to grant security over our assets and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of us or of any third party.

Directors

We may, by resolution of our shareholders, vary the minimum or maximum number of directors (subject to a minimum of two directors). Currently the minimum number of directors is two and there is no maximum number of directors. We currently have eight members on our Board of Directors.

Shareholders are only able to appoint a person as a director at a shareholder meeting if (i) the relevant person has been recommended by our board or is a serving director who is retiring at that shareholder meeting; or (ii) if a shareholder (other than the person proposed as a director) who is entitled to attend and vote at that shareholder meeting has submitted written notice to us of their intention to nominate the relevant person during the period from (and including) the date that is 120 days before, to and including the date that is 90 days before, the first anniversary of the last annual general meeting of the Company meeting, along with a notice from the relevant person confirming their willingness to be appointed.

Directors are required to disclose any conflicts of interest with respect to any contract or proposed contract or any other arrangement or proposed arrangement with us.

Other Jersey, Channel Islands Law Considerations

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem our shares unless our directors who are to authorize the buy back or redemption have made a statutory solvency statement that, immediately following the date on which the buy back or redemption is proposed, the company will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the buy back or redemption is proposed (or until the company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders. The resolution authorizing the purchase must specify:

•	the maximum number of shares to be purchased;

•	the maximum and minimum prices which may be paid; and

•	a date, not being later than 18 months after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a stock exchange pursuant to a special resolution of our shareholders but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to take part in such shareholder vote in respect of the shares to be purchased.

We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Jersey Companies Law provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Other than as described above, we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

No Pre-Emptive Rights

The Jersey Companies Law does not confer any pre-emptive rights to purchase our shares or warrants on our security holders.

Rights of Minority Shareholders

Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of our affairs, including a proposed or actual act or omission by us, is “unfairly prejudicial” to the interests of our shareholders generally or of some part of our shareholders, including at least the shareholder making the application. What amounts to unfair prejudice is not defined in the Jersey Companies Law. There may also be common law personal actions available to our shareholders.

Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating our affairs, requiring us to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by us or by any of our other shareholders.

Share Registrar (Transfer Agent)

The share registrar and transfer agent for our ordinary shares in the United States is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004. Continental Stock Transfer & Trust Company and its affiliates in Jersey, Channel Islands are collectively responsible for managing both our legal share register in Jersey, Channel Islands and our interaction, including moving our shares into and out of, the DTC system. Our legal share register is kept at Elizabeth House, 9 Castle Street, St Helier, Jersey JE2 3RT.

Listing

Our ordinary shares are quoted on the Nasdaq Global Market under the trading symbol “QTNT.”

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the ordinary shares will be distributed to those warrant holders who provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company, who will receive such payments on our behalf.

LEGAL MATTERS

The validity of the issuance of our ordinary shares offered hereby will be passed upon for us by Carey Olsen, our Jersey, Channel Islands counsel.

EXPERTS

The financial statements appearing in the Annual Report on Form 10-K for the year ended March 31, 2014 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available for inspection and copying at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus is a part, are also available to you on the SEC’s website at www.sec.gov. We also maintain a website on the Internet with the address of www.quotientbd.com where you can find additional information. All internet addresses provided in this prospectus or any prospectus supplement are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus or any prospectus supplement the information on our website or any other website, and you should not consider our website or any other website to be a part of this prospectus, any prospectus supplement or other offering materials.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended March 31, 2014 filed with the SEC on June 27, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014, September 30, 2014, and December 31, 2014 filed with the SEC on November 13, 2014, August 6, 2014 and February 11, 2015, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 30, 2015, November 26, 2014, November 5, 2014, October 31, 2014, September 10, 2014, August 6, 2014, July 23, 2014, May 30, 2014 and May 28, 2014;

•	Amendment No. 2 to Form 8-A/A filed with the SEC on May 28, 2014; and

•	our definitive proxy statement on Schedule 14A, filed with the SEC on September 22, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such reports and documents we may file with the SEC after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to the Company Secretary at Quotient Limited, 9 Castle Street, St Helier, JE2 3RT, Jersey, Channel Islands.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of ordinary shares being registered. All amounts are estimates except for the SEC registration fee.

SEC registration fee(1)	$4,022.61
Printing costs	10,000.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	14,000.00
Miscellaneous	1,000.00

Total(1)	$54,022.61

(1)	The SEC registration fee was previously paid in connection with the payment of $11,849.60 in registration fees related to our Registration Statement on Form S-1, as amended (File No. 333-194390), which was most recently declared effective on July 10, 2014.

Item 15.	Indemnification of Directors and Officers

We have entered into indemnification agreements with our directors and certain of our officers which may require us to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than with respect to claims where they are determined to have breached their fiduciary duties to us), and to advance their expenses, including legal expenses, incurred as a result of any investigation, suit or other proceeding against them as to which they could be indemnified. Generally, the maximum obligation under such indemnifications is not explicitly stated and, as a result, the overall amount of these obligations cannot be reasonably estimated. If we were to incur a loss in connection with these arrangements, it could affect our business, operating results and financial condition.

Item 16.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-3.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edinburgh, Scotland, on May 1, 2015.

QUOTIENT LIMITED

By:	/s/ Paul Cowan
Paul Cowan
Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Cowan and Stephen Unger and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PAUL COWAN Paul Cowan	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 1, 2015

/s/ STEPHEN UNGER Stephen Unger	Chief Financial Officer (Principal Financial Officer)	May 1, 2015

/s/ ROLAND BOYD Roland Boyd	Group Financial Controller and Treasurer (Principal Accounting Officer)	May 1, 2015

/s/ THOMAS BOLOGNA Thomas Bologna	Director	May 1, 2015

/s/ FREDERICK HALLSWORTH Frederick Hallsworth	Director	May 1, 2015

/s/ BRIAN MCDONOUGH Brian McDonough	Director	May 1, 2015

/s/ ZUBEEN SHROFF Zubeen Shroff	Director	May 1, 2015

Signature	Title	Date

/s/ JOHN WILKERSON John Wilkerson	Director	May 1, 2015

/s/ HEINO VON PRONDZYNSKI Heino von Prondzynski	Director	May 1, 2015

/s/ SARAH O’CONNOR Sarah O’Connor	Director	May 1, 2015

/s/ STEPHEN UNGER Stephen Unger	Authorized Representative in the United States	May 1, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended Articles of Association (Filed as Exhibit 3.1 of Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-194390) on April 14, 2014 and incorporated herein by reference).

4.1	Form of Ordinary Shares Certificate (Filed as Exhibit 4.1 of Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-194390) on April 14, 2014 and incorporated herein by reference).

4.2	Warrant to Purchase C Preference Shares, dated December 6, 2013, issued to Midcap Funding V, LLC (Filed as Exhibit 4.2 of our Registration Statement on Form S-1 (File No. 333-194390) on March 7, 2014 and incorporated herein by reference).

4.3	Form of Ordinary Share Purchase Warrant Filed as Exhibit 4.3 of Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-194390) on April 23, 2014 and incorporated herein by reference).

4.4	Registration Rights Agreement, dated November 25, 2014, by and among Quotient Limited and Visium Balanced Master Fund, Ltd. (Filed as Exhibit 4.1 to our Current Report on Form 8-K on November 26, 2014 and incorporated herein by reference).

4.5	Registration Rights Agreement, dated November 25, 2014, by and among Quotient Limited and the Subscribers named therein (Filed as Exhibit 4.2 to our Current Report on Form 8-K on November 26, 2014 and incorporated herein by reference).

4.6	Form of Pre-Funded Warrant (Filed as Exhibit 4.3 to our Current Report on Form 8-K on November 26, 2014 and incorporated herein by reference).

4.7	Statement of Rights in Relation to Preference Shares in the capital of Quotient Limited (Filed as Exhibit 4.1 to our Current Report on Form 8-K on January 30, 2015).

5.1*	Opinion of Carey Olsen

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Carey Olsen (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith.

Exh-1